Exhibit (c)(4) PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION PRESENTATION TO THE INDEPENDENT DIRECTORS OF SHELL MIDSTREAM PARTNERS GP LLC April 12, 2022

Table of Contents I. Executive Summary 2 II. Review of Updated Management Forecast 4 III. Preliminary Valuation Analysis 8 IV. Illustrative Sensitivity Analysis 19 V. Market Trading Summary and Premium Analysis 29 VI. Appendix 37 Tab A: Sensitivity Forecast Detail 38 Tab B: Distribution Discount Model Sensitivity 44 Tab C: Supplementary Analysis 48 1

I. EXECUTIVE SUMMARY 2

Executive Summary § Intrepid has prepared the following materials for the Conflicts Committee (the “Committee”) of the Board of Directors of Shell Midstream Partners GP LLC, the general partner (the “General Partner”) of Shell Midstream Partners, L.P. (“SHLX” or the “Partnership”), regarding the proposed acquisition of all the common units representing limited partner interests in SHLX not already owned by Shell Pipeline Company LP (“SPLC”), a subsidiary of Shell plc (“Shell”), from the current holders of such units (the “Unaffiliated Common Unitholders”) (the “Proposed Transaction”) § SPLC indirectly owns 269.5mm SHLX common units (68.5% of total common units outstanding), (1) 50.8mm Series A perpetual convertible preferred units (72.1% ownership on an as-converted basis) and the non-economic General Partner of SHLX § Prior to the market opening on February 11, 2022, SHLX announced the receipt of a non-binding proposal from SPLC to acquire the publicly-held SHLX common units from the Unaffiliated Common Unitholders for $12.89 per unit in cash (the “Initial Proposal”) – The Initial Proposal implied an “at market” offer based on SHLX’s prior closing price on February 10, 2022 and a 1.6% premium to the unaffected 30-day VWAP § The materials herein include: – Overview of SHLX’s updated financial projections – Preliminary valuation analysis of SHLX’s common units – Illustrative sensitivity analysis – SHLX’s recent trading performance 3 (1) Preferred units convert to common on a one-for-one basis and are currently out of the money ($23.63 issue price). Source: Public disclosure, FactSet.

II. REVIEW OF UPDATED MANAGEMENT FORECAST 4

Projection Case Comparison Summary of financials received on March 9 versus updated financials received on April 8 Consolidated Asset EBITDA + Equity Distributions ($mm) DCF Cash Costs ($mm) Updated interest expense incorporates NORCO FSLB accounting; removed voluntary debt paydown to align with SHLX management model $176 $162 $827 $822 $817 $800 $153 $152 $786 $787 $783 $779 $148 $745 $716 $48 $134 $134 $131 $128 $126 $48 $48 $48 $48 $48 $37 $48 $48 $48 $48 $25 $10 $21 $21 $25 $21 $31 $17 $21 $94 $91 $89 $84 $79 $61 $62 $61 $59 $55 2022E 2023E 2024E 2025E 2026E 2022E 2023E 2024E 2025E 2026E Interest Expense Maintenance Capex Preferred Distributions Distributable Cash Flow ($mm) Total Debt / LTM Cons. Asset EBITDA + Equity Dist. Net Debt / LTM Cons. Asset EBITDA + Equity Dist. Removed voluntary debt paydown to Cash / LTM Cons. Asset EBITDA + Equity Dist. $691 $694 $679 align with SHLX $653 $648 $648 $624 $630 $611 management model $540 3.4x 3.4x 3.3x 3.3x 3.1x 3.1x 0.2x 2.9x 0.4x 2.8x 2.6x 0.6x 0.9x 0.2x 1.1x 0.2x 2.3x 0.2x 1.2x 0.2x 3.2x 3.0x 2.7x 2.6x 2.5x 2.4x 2.4x 2022E 2023E 2024E 2025E 2026E 2.2x 2.1x 1.9x Delta +$71 +$42 +$28 +$18 +$15 $1.37 / $1.55 $1.65 / $1.76 $1.59 / $1.66 $1.60 / $1.65 $1.73 / $1.77 DCF / Unit 2022E 2023E 2024E 2025E 2026E 1.1x / 1.3x 1.4x / 1.5x 1.3x / 1.4x 1.3x / 1.4x 1.4x / 1.5x Coverage Adjusted 3/9/22 Forecast Adjusted 4/8/22 Forecast 5 Source: SHLX management.

CONFIDENTIAL

Summary of Key Changes from Adj. 3/9/22 Forecast to Adj. 4/8/22 Forecast

Change vs. Adj. 3/9/22 Forecast	Commentary	Aggregate DCF Impact ('22E – '26E) ($mm)
Zydeco	▪ Impact of Alliance Refinery closure	($57)
Explorer	▪ Latest market-based tariff assumptions	+$40
Colonial	▪ Outperformance vs. initial forecast	+$21
Odyssey	▪ Increase in revenue surcharge, partially offset by increase in re-route maintenance capex	+$6
RGP	▪ Net impact of additional opex for lowering pipeline project and non-renewal of Convent-Garyville lease; partially offset by maintenance capex savings	($6)
Subtotal "Selected Key Changes Since Business Plan (Not in Presented Financials)"		+$4
Zydeco	▪ SHLX management updated Zydeco forecast to reflect uplift from recent re-contracting activity	+$29
NORCO FSLB Accounting	▪ Add-back to DCF related to FSLB accounting ▪ Represents NORCO lease interest and principal repayments that are treated as a reduction to asset EBITDA, but are added back to DCF	+$182
Interest Expense	▪ Aligned to SHLX management model, which does not use excess cash flow to repay borrowings (i.e., builds balance sheet cash)	($40)
Grand Total		+$175

Cumulative impact of changes results in annual DCF that is 2% – 13% larger than the Adjusted 3/9/22 forecast, with the largest deltas from 2022 – 2024

Source: SHLX management.

INTREPID | 6

SHLX Forecast Reconciliation Detail | DCF 1 ($mm, unless otherwise noted) 2022E 2023E 2024E 2025E 2026E Total Series A Preferred units 3/9/22 Forecast $627 $736 $704 $703 $748 $3,518 remain outstanding (+) IFP Adj. - Preferred (48) (48) (48) (48) (48) (240) 1 2 (+) IFP Adj. - Interest 2 (39) (40) (32) (25) (21) (156) Excludes add-back for Adj. 3/9/22 Forecast $540 $648 $624 $630 $679 $3,122 NORCO FSLB and (+) Zydeco - Alliance Refinery Closure (8) (13) (12) (12) (12) (57) utilizes excess cash flow to (+) Explorer - Tariff Escalations 7798 9 40 repay RCF borrowing 17 4 -- -- -- 21 (+) Colonial - Latest Estimates (+) Odyssey - Re-Route Project Revenue Surcharge -- 431 19 3 3 Represents “Selected Key (+) Odyssey - Re-Route Project Capex 4 (7) -- -- -- (3) Changes Since Business Plan (+) RGP - Convent Refinery Closure -- -- -- -- (4) (4) (Not in March 9, 2022 (+) RGP - Lowering Pipeline Project Opex (4) -- -- -- -- (4) Presented Financials)” (+) RGP - Recoverable Capex 2 -- -- -- -- 2 4 (+) Zydeco - Recontracting Uplift 4 16 13 -- -- -- 29 Uplift from incremental (+) NORCO - FSLB Acct. 5 3637363538 182 re-contracting (1) (+) Interest Expense / Rounding 6 2 (3) (8) (14) (17) (41) 5 4/8/22 Forecast $612 $690 $652 $648 $694 $3,296 Includes add-back for (1) (+) IFP Adj. - Interest / Rounding (1) 1 1 0 0 1 NORCO FSLB Adj. 4/8/22 Forecast $611 $691 $653 $648 $694 $3,297 6 Memo: Colonial Distribution Normalization 7 $49 $22 $10 $3 $0 $84 Excludes repayment of DCF / Unit RCF with excess cash flow Adj. 3/9/22 Forecast $1.37 $1.65 $1.59 $1.60 $1.73 7 Adj. 4/8/22 Forecast $1.55 $1.76 $1.66 $1.65 $1.77 Illustrative normalization to 2026E Colonial Memo: Adj. 4/8/22 Forecast (Normalized) $1.68 $1.81 $1.68 $1.66 $1.77 Distribution of $76mm % Change 13.1% 6.6% 4.5% 2.9% 2.3% 7 (1) Per the reconciliation provided by SHLX management, asset-level DCF buildup does not reconcile to annual totals due to rounding. Source: SHLX management.

III. PRELIMINARY VALUATION ANALYSIS 8

Historical and Projected Financial Summary | Adjusted 4/8/22 Forecast Consolidated Asset EBITDA + Equity Distributions ($mm) Total Distributable Cash Flow ($mm) ’22E - ’26E CAGR: 3.2% ’22E - ’26E CAGR: 2.5% $694 $822 $691 $817 $658 $653 $648 $787 $623 $619 $779 $611 $767 $745 $730 $720 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E LP DCF per Unit / LP DPU $1.79 / $1.75 $1.72 / $1.84 $1.58 / $1.36 $1.55 / $1.20 $1.76 / $1.20 $1.66 / $1.20 $1.65 / $1.20 $1.77 / $1.20 LP Distribution Coverage 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 1.0x 0.9x 1.2x 1.3x 1.5x 1.4x 1.4x 1.5x (1) Free Cash Flow ($mm) Net Debt / LTM Cons. Asset EBITDA + Equity Dist. ’22E - ’26E CAGR: 2.9% $665 $657 $658 $625 $623 $619 $609 $588 3.3x 3.3x 3.1x 3.0x 2.5x 2.4x 2.2x 1.9x 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E Growth Capex ($mm) Net Debt + Pref. / Consolidated Asset EBITDA + Equity Distributions $10 $1 $4 $23 $26 $28 $25 $36 3.3x 4.7x 4.9x 4.6x 4.0x 3.9x 3.8x 3.4x Note: LP DCF per unit does not include effects from waived GP/IDRs. 9 (1) Free Cash Flow calculated as Distributable Cash Flow less Growth Capex. Source: SHLX management, public disclosure.

Preliminary Illustrative Valuation Analysis | Adjusted 4/8/22 Forecast (1) Implied Unit Price ($/unit) Methodology Metrics Range Initial Proposal: $12.89 Current Price: $14.23 Unaffected 52-Week Trading Range Market Trading $10.86 $16.14 (Low - High) (2) Wall Street Unit Price Target Range $12.50 $14.00 (Low - High) Research Trading Refer to Trading Comparables Range of Metrics (3) $13.46 $16.05 Valuation Analysis Comparables Precedent Refer to Precedent Transactions Range of Metrics $13.66 $19.33 (3) Valuation Analysis Transactions Precedent Premium to Unaffected Unit 10.0% - 15.0% $14.18 $14.82 Price: $12.89 Premiums Paid Cost of Equity: 12.25% - 7.25% PV of Levered FCF $13.16 $17.13 Terminal Yield: 14.00% - 12.00% Discounted Cash Flow Cost of Equity: 12.25% - 7.25% PV of LP DPU $12.98 $18.08 Terminal Yield: 8.00% - 6.50% $7.00 $10.50 $14.00 $17.50 $21.00 Note: Market data as of April 7, 2022. (1) Based on $2.4bn of net debt, $1.2bn preferred equity and 393.3mm units outstanding as of December 31, 2021. (2) Forward target price. 10 (3) Reflects average low and average high implied unit price. Source: SHLX management, Wall Street research, public disclosure, FactSet, Bloomberg. For Reference Only

CONFIDENTIAL

SHLX Wall Street Research Summary

Price Targets and Ratings

	Broker	Date	Forward Price Target (Previous)	Rating
	Stifel	3/15/22	$13.00	Hold
★	Credit Suisse	2/25/22	$13.00 ($12.00)	Hold
	Mizuho Securities	2/25/22	$14.00	Hold
★	Wells Fargo	2/24/22	$13.50 ($13.00)	Sell
	RBC Capital Markets	1/24/22	$14.00	Hold
	Barclays	1/19/22	$13.00	Hold
	JP Morgan	12/7/21	$13.00	Sell
	Bank of America	10/29/21	$12.50	Sell
	Max		**$14.00**	**0 Buy**
	Median (8 Brokers)		**$13.00**	**5 Hold**
	Mean (8 Brokers)		**$13.25**	**3 Sell**
	Min		**$12.50**	

★ **Denotes target increase following proposal from Shell**

Note: Market data as of April 7, 2022. Price Targets and Ratings excludes JonesTrading.
Source: Wall Street research, FactSet, Bloomberg.

Research Commentary After Initial Proposal

"SHLX has highlighted intentions of appointing a conflicts committee to evaluate and negotiate the proposal. **We'd expect a slight premium to be negotiated in the event that the offer is accepted.** SHLX units currently trade at a ~5% premium to the offer price…our valuation is based on an NPV analysis and implies a ~9.50x multiple on our FY23 EBITDA estimate."

CREDIT SUISSE

February 25, 2022

"In some cases, the conflicts committee has been able to negotiate a higher takeout price. **For context, since 2020, the average premium paid by a sponsor to roll up its MLP subsidiary has been 5%.** Since 2020, there have been 3 deals where the sponsor ultimately made a revised offer: TCP, NBLX, and BPMP. **The average revised premium (relative to where the MLP was trading prior to the first offer) was 8%. Thus, we'd expect the conflicts committee to negotiate a revised premium of 5-8% based on historical precedents."**

WELLS FARGO

February 14, 2022

"We view Shell's proposed cash offer for the outstanding units of SHLX at $12.89/ unit as a starting point and think SHLX (through its conflict committee) will look to negotiate a higher final offer. SHLX is already trading through the announced deal price, though some of this may be accounting for anticipated distributions on **SHLX prior to deal close (SHLX recently declared a quarterly distribution of $0.30/unit). Our current SOTP on SHLX is $14/unit, which implies a valuation just over 10x 2023 EBITDA."**

RBC | RBC Capital Markets

February 11, 2022

INTREPID | 11

CONFIDENTIAL

Comparable Public Company Trading Analysis

($ in billions, except per share/unit data)				TEV/EBITDA		LP DCF Yield		FCF Yield[1]		Distribution Yield			LP Dist. Coverage		Lev. (LTM EBITDA)		'22E - '24E CAGR	
Company	Sh./Unit Price	Market Cap.	TEV	2022E	2023E	2022E	2023E	2022E	2023E	LQA	2022E	2023E	2022E	2023E	Debt	Adj. Debt[2]	DCF	Distr.
LT&S Peers																		
Magellan Midstream Partners	$48.98	$10.4	$15.1	10.8x	10.4x	10.7%	11.3%	9.6%	9.4%	8.5%	8.5%	8.6%	1.3x	1.3x	3.7x	3.7x	3%	2%
NuStar	15.47	1.7	6.3	8.9x	8.6x	20.5%	20.7%	11.6%	11.9%	10.3%	10.3%	10.3%	2.0x	2.0x	4.7x	5.7x	3%	0%
Genesis Energy	12.33	1.5	5.9	10.4x	8.6x	12.0%	18.3%	2.1%	16.6%	4.9%	4.9%	4.9%	2.5x	3.8x	5.1x	6.0x	34%	2%
Holly Energy Partners	18.17	2.3	4.0	9.9x	9.0x	14.2%	16.3%	12.5%	14.6%	7.7%	7.9%	9.2%	1.8x	1.8x	4.2x	4.2x	10%	17%
Delek Logistics Partners	48.12	2.1	3.0	9.6x	8.4x	11.1%	11.2%	8.5%	12.1%	8.1%	8.3%	8.5%	1.3x	1.3x	3.4x	3.4x	28%	4%
PBF Logistics	14.30	0.9	1.5	6.8x	6.7x	19.8%	21.2%	19.2%	20.6%	8.4%	8.4%	8.4%	2.4x	2.5x	2.6x	2.6x	12%	N/A
Diversified Peers																		
Enbridge	$46.14	$93.7	$173.5	14.2x	13.9x	9.2%	9.5%	5.3%	6.3%	5.9%	5.9%	5.9%	1.6x	1.6x	4.1x	4.2x	1%	0%
Energy Transfer	11.04	34.0	96.9	8.2x	8.0x	19.7%	20.4%	14.4%	16.0%	6.3%	7.2%	8.9%	2.7x	2.3x	3.8x	4.1x	4%	16%
Enterprise Products	26.22	57.1	87.4	9.8x	9.4x	11.8%	12.3%	9.3%	8.8%	7.1%	7.1%	7.4%	1.7x	1.7x	3.5x	3.7x	4%	3%
Kinder Morgan	19.27	43.7	75.0	10.3x	10.2x	10.9%	11.5%	7.9%	8.0%	5.6%	5.8%	6.0%	1.9x	1.9x	4.1x	4.1x	3%	3%
Williams	33.65	40.9	66.7	11.0x	10.7x	9.4%	9.9%	6.2%	6.9%	5.1%	5.1%	5.3%	1.8x	1.9x	4.1x	4.1x	4%	5%
MPLX	33.23	33.7	54.2	9.5x	9.4x	13.8%	14.3%	11.6%	11.8%	8.5%	8.7%	8.9%	1.6x	1.6x	3.4x	3.5x	2%	5%
ONEOK	70.89	31.6	45.2	12.2x	11.5x	9.1%	9.6%	6.9%	7.8%	5.3%	5.3%	5.4%	1.7x	1.8x	4.1x	4.1x	6%	3%
Plains All American	11.10	7.8	22.2	9.6x	9.1x	19.4%	21.5%	14.7%	14.5%	6.5%	7.3%	7.8%	2.6x	2.7x	4.1x	4.7x	8%	9%
Mean – All (14 Companies)				**10.1x**	**9.6x**	**13.7%**	**14.9%**	**10.0%**	**11.8%**	**7.0%**	**7.2%**	**7.5%**	**1.9x**	**2.0x**	**3.9x**	**4.1x**	**9%**	**5%**
Median – All (14 Companies)				**9.8x**	**9.3x**	**11.9%**	**13.3%**	**9.4%**	**11.9%**	**6.8%**	**7.3%**	**8.1%**	**1.8x**	**1.8x**	**4.1x**	**4.1x**	**4%**	**3%**
Mean – LT&S (6 Companies)				**9.4x**	**8.6x**	**14.7%**	**16.5%**	**10.6%**	**14.2%**	**8.0%**	**8.0%**	**8.3%**	**1.9x**	**2.1x**	**3.9x**	**4.3x**	**15%**	**5%**
Median – LT&S (6 Companies)				**9.8x**	**8.6x**	**13.1%**	**17.3%**	**10.6%**	**13.4%**	**8.2%**	**8.3%**	**8.6%**	**1.9x**	**1.9x**	**3.9x**	**3.9x**	**11%**	**2%**
Mean – Diversified (8 Companies)				**10.6x**	**10.3x**	**12.9%**	**13.6%**	**9.5%**	**10.0%**	**6.3%**	**6.5%**	**6.9%**	**2.0x**	**1.9x**	**3.9x**	**4.1x**	**4%**	**5%**
Median – Diversified (8 Companies)				**10.1x**	**9.8x**	**11.4%**	**11.9%**	**8.6%**	**8.4%**	**6.1%**	**6.5%**	**6.7%**	**1.8x**	**1.8x**	**4.1x**	**4.1x**	**4%**	**4%**
SHLX																		
Init. Prop. - Consensus	**$12.89**	**$5.1**	**$8.6**	**N/A**	**N/A**	**13.9%**	**14.7%**	**13.2%**	**14.0%**	**9.3%**	**9.3%**	**9.4%**	**1.5x**	**1.6x**	**N/A**	**N/A**	**13%**	**2%**
Init. Prop. - Adj. 4/8/22 Forecast[3]	**$12.89**	**$5.1**	**$8.6**	**N/A**	**N/A**	**13.0%**	**14.1%**	**12.6%**	**13.5%**	**9.3%**	**9.3%**	**9.3%**	**1.3x**	**1.5x**	**N/A**	**N/A**	**3%**	**0%**
Current - Consensus	**$14.23**	**$5.6**	**$9.2**	**N/A**	**N/A**	**12.6%**	**13.4%**	**11.9%**	**12.7%**	**8.4%**	**8.4%**	**8.5%**	**1.5x**	**1.6x**	**N/A**	**N/A**	**13%**	**2%**
Current - Adj. 4/8/22 Forecast[3]	**$14.23**	**$5.6**	**$9.2**	**N/A**	**N/A**	**11.8%**	**12.7%**	**11.4%**	**12.3%**	**8.4%**	**8.4%**	**8.4%**	**1.3x**	**1.5x**	**N/A**	**N/A**	**3%**	**0%**

Note: Market data as of April 7, 2022; pro forma announced M&A and capital markets activity.
(1) Represents DCF less growth capex.
(2) Adjusted debt reflects 50% debt treatment for preferred equity.
(3) Adjusted to reflect normalized Colonial distribution policy ($76mm, equal to 2026 levels).
Source: Public disclosure, FactSet, Wall Street research, SHLX management.

INTREPID | 12

Preliminary Illustrative Valuation Analysis – Trading Comparables Adjusted 4/8/22 Forecast ($mm, unless otherwise noted) (1) Implied Unit Price ($/unit) Methodology Metrics Range Initial Proposal: $12.89 Current Price: $14.23 (2) 2022E LP DCF / Unit: $1.68 $12.43 $14.60 13.50% - 11.50% (Colonial Normalized) (2) 2023E LP DCF / Unit: $1.81 $12.94 $15.10 14.00% - 12.00% (Colonial Normalized) Trading Comparables $15.00 $18.46 2022E LP DPU: $1.20 8.00% - 6.50% (3) Reference Range $13.46 $16.05 $7.00 $10.50 $14.00 $17.50 $21.00 Note: Market data as of April 7, 2022. (1) Based on $2.4bn of net debt, $1.2bn preferred equity and 393.3mm units outstanding as of December 31, 2021. (2) Adjusted to reflect normalized Colonial distribution policy ($76mm, equal to 2026 levels). 13 (3) Reflects average low and average high implied unit price. Source: SHLX management, public disclosure, FactSet.

CONFIDENTIAL

Select Midstream Precedent Transactions

Unaff. Date	Buyer	Target	8/8ths Equity Value ($bn)[1]	Buyer % Owned	Transaction Metrics: FY+1 LP DCF Yield	Transaction Metrics: FY+1 LP DPU Yield	Final Premium to: 1-Day	Final Premium to: 30-Day VWAP
10/25/21	Phillips 66	Phillips 66 Partners	$10.1	70%	10.6%	4.2%	7%	0%
8/4/21	BP	BP Midstream Partners	1.5	54%	11.2%	9.8%[2]	11%	3%
2/4/21	Chevron Corp.	Noble Midstream Partners	1.1	62%	21.3%	6.0%	(1%)	6%
10/2/20	TC Energy Corporation	TC PipeLines	2.1	24%	13.5%[2]	8.8%	14%	12%
2/25/20	Equitrans Midstream	EQM Midstream Partners	4.6	54%	21.6%	5.2%	0%	3%
8/27/19	Blackstone	Tallgrass Energy	6.3	44%	10.6%	10.0%	56%	23%
11/7/18	Western Gas Equity Partners	Western Gas Partners	8.4	30%	8.5%	8.1%[2]	8%	8%
10/19/18	EnLink Midstream	EnLink Midstream Partners	6.5	22%	9.2%	8.5%[2]	1%	4%
10/17/18	Valero Energy	Valero Energy Partners	2.9	68%	7.0%	5.7%	7%	12%
9/18/18	Dominion Energy	Dominion Energy Midstream Partners	2.8	61%	6.6%	n/a	1%	8%
8/1/18	Energy Transfer Equity	Energy Transfer Partners	27.5	2%	12.5%	9.8%[2]	11%	14%
7/9/18	ArcLight	TransMontaigne Partners	0.7	20%	9.3%	7.8%	14%	9%
5/16/18	Enbridge	Spectra Energy Partners	17.6	83%	9.8%	8.7%	10%	3%
5/16/18	Enbridge	Enbridge Energy Partners	4.9	33%	14.9%	9.1%	9%	6%
3/15/18	Williams	Williams Partners	38.9	74%	7.6%	6.4%	14%	13%
2/7/18	Tallgrass Energy GP	Tallgrass Energy Partners	3.5	35%	9.6%	8.4%[2]	10%	10%
9/23/16	Columbia Pipeline Group	Columbia Pipeline Partners	1.7	47%	4.9%	4.7%	11%	17%
Summary Statistics (17 Transactions)								
75th Percentile			**$8.4**	**62%**	**12.5%**	**8.9%**	**11.2%**	**12.4%**
Mean			**$8.3**	**46%**	**11.1%**	**7.6%**	**10.7%**	**8.9%**
Median			**$4.6**	**47%**	**9.8%**	**8.3%**	**9.6%**	**8.1%**
25th Percentile			**$2.1**	**30%**	**8.5%**	**6.0%**	**6.8%**	**3.5%**
Shell / Shell Midstream Initial Proposal								
2/10/22	**Shell**	**Shell Midstream**	**$5.1**	**69%**	**13.0%[3]**	**9.3%[3]**	**--%**	**2%**

Note: Excludes non-limited partnership/LLC transactions or transactions with non-US targets. Transaction metrics are based on management projections available in public disclosure (e.g., proxy statement).

(1) Does not include value attributable to an economic general partner or to incentive distribution rights.

(2) Reflects yield based on Wall Street consensus metrics.

(3) Metrics assume adj. 4/8/22 forecast and are adjusted to reflect normalized Colonial distribution policy ($76mm, equal to 2026 levels).

Source: FactSet, Wall Street research, public disclosure, SHLX management.

INTREPID | 14

Preliminary Illustrative Valuation Analysis – Precedent Transactions Adjusted 4/8/22 Forecast (1) Implied Unit Price ($/unit) Methodology Metrics Range Initial Proposal: $12.89 Current Price: $14.23 (2) 2022E LP DCF / Unit: $1.68 12.00% - 9.00% $13.99 $18.65 (Colonial-Normalized) Precedent Transaction 2022E LP DPU: $1.20 9.00% - 6.00% $13.33 $20.00 Analysis (3) Reference Range $13.66 $19.33 $7.00 $10.50 $14.00 $17.50 $21.00 Note: Market data as of April 7, 2022. (1) Based on $2.4bn of net debt, $1.2bn preferred equity and 393.3mm units outstanding as of December 31, 2021. (2) Adjusted to reflect normalized Colonial distribution policy ($76mm, equal to 2026 levels). 15 (3) Reflects average low and average high implied unit price. Source: SHLX management, FactSet, public disclosure.

Discounted Cash Flow Analysis | Levered Free Cash Flow Adjusted 4/8/22 Forecast Projected Forecast Period ($mm, unless otherwise noted) 2022E 2023E 2024E 2025E 2026E Terminal Consoldiated Asset EBITDA + Equity Distributions $745 $817 $787 $779 $822 (-) Maintenance Capex (31) (17) (25) (21) (21) (-) Interest Expense (55) (61) (61) (62) (59) (-) Preferred Distributions (48) (48) (48) (48) (48) Total Distributable Cash Flow $611 $691 $653 $648 $694 (-) Growth Capex (23) (26) (28) (25) (36) (±) Debt Borrowing / (Repayment) -- -- -- -- -- Levered Free Cash Flow $588 $665 $625 $623 $658 (/) Average Units Outstanding (mm) 393.3 393.3 393.3 393.3 393.3 LFCF / Unit ( LFCFPU ) $1.50 $1.69 $1.59 $1.58 $1.67 Memo: LP DCF / Unit ( LP DCFPU ) $1.55 $1.76 $1.66 $1.65 $1.77 $1.77 Discounted LFCFPU (9.75% Ke) $1.43 $1.47 $1.26 $1.15 $1.10 Present Value of LFCFPU (9.75% Ke) $6.41 Terminal DCFPU $1.77 (/) Terminal Yield 13.0% Terminal Value (Undiscounted) $13.58 Present Value of Terminal Value (9.75% Ke) $8.53 Memo: % of Total 57.1% Implied Unit Price $14.94 Sensitivity Analysis PV of Terminal Value Implied Unit Price PV of Terminal DCFPU Yield LFCFPU 14.00% 13.50% 13.00% 12.50% 12.00% 14.00% 13.50% 13.00% 12.50% 12.00% 12.25% $6.08 $7.08 $7.34 $7.62 $7.93 $8.26 $13.16 $13.42 $13.70 $14.01 $14.34 11.00% 6.24 7.49 7.76 8.06 8.38 8.73 13.73 14.00 14.30 14.62 14.97 9.75% 6.41 7.92 8.22 8.53 8.87 9.24 14.33 14.62 14.94 15.28 15.65 8.50% 6.58 8.39 8.70 9.03 9.40 9.79 14.97 15.28 15.62 15.98 16.37 7.25% 6.76 8.89 9.22 9.57 9.96 10.37 15.65 15.98 16.34 16.72 17.13 16 Note: Discounted cash flow analysis based on quarterly cash flows discounted to January 1, 2022. Source: SHLX management. Cost of Equity

CONFIDENTIAL

Discounted Cash Flow Analysis | Distribution Discount Model

Adjusted 4/8/22 Forecast

($mm, unless otherwise noted)	2022E	2023E	2024E	2025E	2026E	Terminal
	Projected Forecast Period					
Total Distributable Cash Flow	$611	$691	$653	$648	$694	
(/) Average Units Outstanding (mm)	393.3	393.3	393.3	393.3	393.3	
DCF / Unit ("DCFPU")	$1.55	$1.76	$1.66	$1.65	$1.77	
LP Distribution / Unit ("DPU")	**$1.20**	**$1.20**	**$1.20**	**$1.20**	**$1.20**	**$1.20**
Memo: Implied Coverage	*1.29x*	*1.46x*	*1.38x*	*1.37x*	*1.47x*	
Discounted LP DPU (9.75% Ke)	$1.15	$1.04	$0.95	$0.87	$0.79	

Present Value of LP DPU (9.75% Ke)	**$4.80**
Terminal LP DPU	$1.20
(/) Terminal Yield	7.3%
Terminal Value (Undiscounted)	$16.55
Present Value of Terminal Value (9.75% Ke)	**$10.40**
Memo: % of Total	*68.4%*
Implied Unit Price	**$15.20**

Sensitivity Analysis

Cost of Equity	PV of DPU	PV of Terminal Value: 8.00%	7.63%	7.25%	6.88%	6.50%	Implied Unit Price: 8.00%	7.63%	7.25%	6.88%	6.50%
		Terminal DPU Yield									
12.25%	$4.56	$8.42	$8.83	$9.29	$9.80	$10.36	$12.98	$13.39	$13.85	$14.36	$14.92
11.00%	4.68	8.90	9.34	9.83	10.36	10.96	13.58	14.02	14.50	15.04	15.64
9.75%	4.80	9.42	9.89	10.40	10.96	11.60	14.22	14.69	15.20	15.76	16.40
8.50%	4.93	9.98	10.47	11.01	11.61	12.28	14.91	15.40	15.94	16.54	17.21
7.25%	5.06	10.57	11.09	11.67	12.30	13.01	15.64	16.16	16.73	17.37	18.08

Note: Discounted cash flow analysis based on quarterly distributions discounted to January 1, 2022.
Source: SHLX management.

INTREPID | 17

Cost of Equity Capital (“Ke”) Analysis (1) ($ in billions, unless noted) Adj. Beta Market Value Net Net Debt / Tax Levered Unlevered Company of Equity Debt Preferred Total Cap. Rate 1-yr 3-yr 5-yr 1-yr 3-yr 5-yr Enbridge $93.7 $73.8 $3.9 43% 21% 0.67 0.85 0.85 0.41 0.52 0.52 Enterprise Products 57.1 27.6 2.7 32% -- 0.38 0.84 0.84 0.25 0.55 0.55 Kinder Morgan 43.7 31.3 -- 42% 21% 0.57 1.02 0.99 0.36 0.65 0.63 Williams 40.9 23.1 -- 35% 21% 0.50 1.10 1.07 0.35 0.77 0.76 Energy Transfer 34.0 48.7 6.1 50% -- 0.57 0.97 0.98 0.25 0.42 0.43 MPLX 33.7 18.9 1.6 35% -- 0.42 0.81 0.81 0.26 0.50 0.50 ONEOK 31.6 13.6 -- 30% 21% 0.87 1.48 1.36 0.65 1.11 1.01 Magellan Midstream Partners 10.4 4.7 -- 31% -- 0.56 0.97 0.92 0.39 0.67 0.64 Plains All American 7.8 8.8 2.7 40% -- 0.88 1.19 1.13 0.42 0.57 0.55 Holly Energy Partners 2.3 1.7 -- 43% -- 0.54 0.54 0.61 0.31 0.31 0.35 Delek Logistics Partners 2.1 0.9 -- 30% -- 0.30 1.04 0.98 0.21 0.73 0.68 NuStar 1.7 3.2 1.4 51% -- 0.62 0.92 1.01 0.17 0.25 0.27 Genesis Energy 1.5 3.0 1.1 51% -- 0.58 1.36 1.29 0.18 0.42 0.40 PBF Logistics 0.9 0.6 -- 40% -- 0.32 1.32 1.16 0.19 0.79 0.70 Mean 39% 0.56 1.03 1.00 0.31 0.59 0.57 Median 40% 0.56 0.99 0.98 0.29 0.56 0.55 Shell Midstream Partners (Init. Proposal) $5.1 $2.4 $1.2 27% -- 0.37 0.80 0.81 0.22 0.47 0.47 Cost of Equity Calculation Cost of Equity Sensitivity Analysis Unlevered Beta (2) 2.7% Risk-Free Rate 0.40 0.48 0.55 0.63 0.70 (3) 0.55 Unlevered Beta 27.5% 7.3% 8.1% 8.9% 9.7% 10.4% 35.0% Target Net Debt / Total Cap. 31.3% 7.6% 8.4% 9.2% 10.0% 10.8% 0.85 Levered Beta (4) 35.0% 7.8% 8.7% 9.5% 10.4% 11.3% 7.5% Equity Risk Premium (5) 38.8% 8.1% 9.0% 9.9% 10.8% 11.8% 0.5% Size Premium 42.5% 8.4% 9.4% 10.4% 11.3% 12.3% Implied Cost of Equity 9.5% Note: Market data as of April 7, 2022. Balance sheet data as of 12/31/2021. Peers sorted by market value (4) Sourced from Kroll Cost of Capital Navigator – 2021. th of equity. (5) Represents size premium for CRSP 4 decile as of December 31, 2021 (range of $5.0bn - $8.2bn (1) Represents historical Bloomberg adjusted beta, regressed weekly against the S&P 500. market capitalization). 18 (2) 30-year treasury yield as of April 7, 2022. Source: Bloomberg, 2022 Kroll Valuation Handbook, U.S. Department of the Treasury, public disclosure, (3)βU = βL/(1+D/E x (1-t)). FactSet. Target Net Debt / Total Cap.

IV. ILLUSTRATIVE SENSITIVITY ANALYSIS 19

Summary of Illustrative Sensitivity Analysis – Gulf of Mexico Description § Volumes flow to Auger beginning 2024 per Wood Mackenzie (excluded from SHLX management forecast) Shenandoah § Rates per SHLX “Offshore Volume Summary” file § Assumes 90% EBITDA margin on incremental revenue § Volumes flow to Mattox/Proteus/Endymion beginning 2024 per Wood Mackenzie (excluded from SHLX management forecast) Dover § Rates consistent with SHLX “Offshore Volume Summary” for each pipe § Assumes 90% EBITDA margin on incremental revenue § Volumes flow to Mattox/Proteus/Endymion beginning 2024 per Wood Mackenzie Fort Sumter (excluded from SHLX management forecast) § Rate and EBITDA margin assumptions consistent with Dover § Re-contracted after expiration in April 2024 (not recontracted in SHLX management forecast) Mars Second Cavern § Revenues held flat at 2023 levels § Assumes 90% EBITDA margin on incremental revenue § Revenue adjusted to reflect current strip pricing PLA Revenue § Assumes 100% margin on incremental revenue § Hurricane cash flow impact adjusted to $8mm/yr. vs. $16mm/yr. estimated by Hurricane Impact SHLX management 20 Source: SHLX management, Wood Mackenzie.

Commodity Price Comparison Forecasted Commodity Price Overview | WTI ($/Bbl) $95 $86 $85 $80 $75 $70 $68 $66 $62 $58 $59 $61 $58 $53 $56 $46 2022 2023 2024 2025 GoM PLA Forecast Zydeco PLA Forecast Strip (04/07/22) Wall Street - Median Note: Market data as of April 7, 2022. 21 Source: SHLX management, FactSet, Wall Street research, Bloomberg.

Sensitivity DCF Impact | Gulf of Mexico 1 PV of Additional development LFCF ∆ per Wood Mackenzie (1) ($/unit) ($mm, unless otherwise noted) 2022E 2023E 2024E 2025E 2026E Total Adj. 4/8/22 Forecast $611 $691 $653 $648 $694 $3,297 2 Reflects “Selected Key (+) Shenandoah Development 1 -- -- 2 43 41 85 0.65 Upside Opportunities 1 (+) Dover Development -- -- 1 8 9 18 0.15 (Not in Business Plan)” (+) Fort Sumter Development -- -- 1 7 9 18 0.15 1 (+) Mars Second Cavern Renewal -- -- -- 11 11 22 0.17 2 3 (2) Additional PLA revenue (+) Additional PLA Revenue 3 201411 7 356 0.16 potential based on 4/7/22 (+) Hurricane Impact Risking 8 8 8 8 8 40 0.18 4 NYMEX Strip Adj. 4/8/22 Forecast (Sensitivity) $639 $713 $676 $732 $776 $3,536 $1.46 DCF / Unit 4 50% risking of $16mm Adj. 4/8/22 Forecast $1.55 $1.76 $1.66 $1.65 $1.77 Adj. 4/8/22 Forecast (Sensitivity) $1.62 $1.81 $1.72 $1.86 $1.97 annual hurricane impact $ Change $0.07 $0.06 $0.06 $0.21 $0.21 assumed by SHLX % Change 4.5% 3.2% 3.6% 12.9% 11.8% management GoM PLA Revenue Reconciliation 2022E 2023E 2024E 2025E 2026E Total NYMEX Strip (4/7/22) $95 $86 $80 $75 $71 (-) GoM PLA Forward Price ($53) ($58) ($58) ($61) ($64) Incremental Revenue / Bbl $42 $28 $21 $14 $7 (x) GoM PLA Volumes Net to SHLX (MMBbl) 0.5 0.5 0.5 0.5 0.5 2.5 Incremental Revenue ($mm) $20 $14 $11 $7 $3 $56 Memo: Average PLA % 0.1% 0.1% 0.1% 0.1% 0.1% 0.1% Note: NYMEX strip pricing as of April 7, 2022. (1) Represents the impact to SHLX unit price under the PV of Levered FCF valuation when using midpoint of discount rate range. 22 (2) Includes additional volumes attributed to Shenandoah development, Dover development and Fort Sumter development. Source: SHLX management, Wood Mackenzie, FactSet.

Summary of Illustrative Sensitivity Analysis – Onshore Crude Description § Volumes recover to 784 MBbl/d (average of ’18A – ’21A) by 2024 and are flat at 784 MBbl/d thereafter – 2022 volumes unchanged Zydeco – Rates unchanged § Assumes 90% EBITDA margin on incremental revenue § 100% credit for Lockport expansion project volumes Lockport – SHLX management risks at 50% (i.e., two tanks vs. four) § Assumes 90% EBITDA margin on incremental revenue § Revenue adjusted to reflect current strip pricing PLA Revenue § Assumes 100% margin on incremental revenue Gross Zydeco Daily Volumes (MBbl/d) 784 784 784 784 669 553 303 314 314 161 507 481 470 470 '18A-'21A 2022E 2023E 2024E 2025E 2026E Unadjusted Forecast Incremental Volumes 23 Note: NYMEX strip pricing as of April 7, 2022. Source: SHLX management, Wood Mackenzie, FactSet.

CONFIDENTIAL

Sensitivity DCF Impact | Onshore Crude

($mm, unless otherwise noted)	2022E	2023E	2024E	2025E	2026E	Total	PV of LFCF Δ ($/unit)[1]
Adj. 4/8/22 Forecast	**$611**	**$691**	**$653**	**$648**	**$694**	**$3,297**	
(+) Zydeco Volume Recovery (1)	--	37	70	73	75	255	1.40
(+) Lockport Tank Expansion Risking[2] (2)	--	--	4	4	4	11	0.02
(+) Additional PLA Revenue[3] (3)	18	14	12	7	4	55	0.17
Adj. 4/8/22 Forecast (Sensitivity)	**$630**	**$742**	**$737**	**$732**	**$777**	**$3,617**	**$1.59**

DCF / Unit					
Adj. 4/8/22 Forecast	$1.55	$1.76	$1.66	$1.65	$1.77
Adj. 4/8/22 Forecast (Sensitivity)	$1.60	$1.89	$1.87	$1.86	$1.97
$ Change	*$0.05*	*$0.13*	*$0.22*	*$0.21*	*$0.21*
% Change	*3.0%*	*7.4%*	*13.0%*	*12.9%*	*11.9%*

PLA Incremental Revenue Reconciliation

	2022E	2023E	2024E	2025E	2026E	Total
NYMEX Strip (4/7/22)	$95	$86	$80	$75	$71	
(-) Zydeco PLA Forward Price	($46)	($56)	($59)	($62)	($64)	
Incremental Revenue / Bbl	**$49**	**$30**	**$21**	**$13**	**$7**	
(x) Zydeco PLA Volumes Net to SHLX (MMBbl)	0.4	0.5	0.6	0.5	0.5	2.5
Incremental Revenue ($mm)	**$18**	**$14**	**$12**	**$7**	**$4**	**$55**
Memo: Average PLA %	*0.2%*	*0.2%*	*0.2%*	*0.2%*	*0.2%*	*0.2%*

1. **Zydeco volumes return to 2018A-2021A average by 2024E and remain flat**
2. **100% Lockport tank expansion volumes credit**
3. **Additional PLA revenue potential based on 4/7/22 NYMEX Strip**

Note: NYMEX strip pricing as of April 7, 2022.
(1) Represents the impact to SHLX unit price under the PV of Levered FCF valuation when using midpoint of discount rate range.
(2) DCF figures exclude $18mm of incremental growth capex; incremental growth capex included in PV of Levered FCF analysis.
(3) Includes additional volumes related to Zydeco volume recovery.
Source: SHLX management, Wood Mackenzie, FactSet.

INTREPID | 24

Summary of Illustrative Sensitivity Analysis – Refined Products Description § Distributions recover to $79mm (average of ’17A – ’19A) in 2023 and held flat Colonial § Colonial distributes balance sheet cash in excess of $100mm in 2023, which equates to $62mm net to SHLX’s 16.125% interest Sensitivity DCF Impact | Refined Products 1 PV of Colonial distribution LFCF ∆ (1) returns to 2017A-2019A ($/unit) ($mm, unless otherwise noted) 2022E 2023E 2024E 2025E 2026E Total average of $79mm by 2023E Adj. 4/8/22 Forecast $611 $691 $653 $648 $694 $3,297 1 (+) Colonial Distribution Recovery -- 25 13 6 3 47 0.13 2 Colonial distributes excess Adj. 4/8/22 Forecast (Sensitivity) $611 $716 $666 $654 $697 $3,344 $0.13 balance sheet cash over Memo: One-time Distribution of Excess Cash -- 62 -- -- -- 62 $0.14 2 $100mm in 2023E DCF / Unit Adj. 4/8/22 Forecast $1.55 $1.76 $1.66 $1.65 $1.77 Adj. 4/8/22 Forecast (Sensitivity) $1.55 $1.82 $1.69 $1.66 $1.77 $ Change $-- $0.06 $0.03 $0.02 $0.01 % Change 0.0% 3.6% 2.0% 0.9% 0.4% 25 (1) Represents the impact to SHLX unit price under the PV of Levered FCF valuation when using midpoint of discount rate range. Source: SHLX management, public disclosure.

CONFIDENTIAL

Summary of Illustrative Sensitivity Analysis – Consolidated SHLX

	Description	Aggregate Impact: DCF ('22E – '26E) ($mm)	Aggregate Impact: Midpoint SHLX Unit Price – PV of Levered FCF	
Gulf of Mexico	▪ Additional volumes from the following fields: – Post-FID: Shenandoah – Pre-FID: Dover, Fort Sumter ▪ Sensitivities on hurricane downtime, PLA revenue at current strip, and Mars second cavern re-contracting after April 2024	+$239	+$1.46	
Onshore Crude	▪ Zydeco volumes return to historical levels by 2024 and remain flat thereafter ▪ 100% credit for Lockport expansion project vs. SHLX assumed 50% ▪ PLA revenue at current strip	+$320	+$1.59	
Refined Products	▪ Colonial distributions recover to historical levels of $79mm in 2023 and are held flat thereafter ▪ Colonial distributes balance sheet cash in excess of $100mm in 2023 ($382mm gross; $62mm net to SHLX)	+$47[1]	***Distribution Recovery:***	***+$0.13***
			One-Time Distribution:	***+$0.14***
			Total Refined Products:	+$0.28
Grand Total		+$606	+$3.33	

Cumulative impact of changes results in annual DCF that is 8% – 27% larger than the Adj. 4/8/22 Forecast

Note: NYMEX strip pricing as of April 7, 2022.
(1) Excludes one-time cash distribution of balance sheet cash in excess of $100mm ($382mm gross, $62mm net to SHLX's 16.125% interest).
Source: SHLX management, Wood Mackenzie, FactSet.

INTREPID | 26

CONFIDENTIAL

Illustrative Sensitivity DCF Impact | Consolidated

($mm, unless otherwise noted)	2022E	2023E	2024E	2025E	2026E	Total	PV of LFCF Δ ($/unit)[1]
Adj. 4/8/22 Forecast	**$611**	**$691**	**$653**	**$648**	**$694**	**$3,297**	
(+) Zydeco Volume Recovery	--	37	70	73	75	255	1.40
(+) Shenandoah Development (GoM)	--	--	2	43	41	85	0.65
(+) Additional PLA Revenue (GoM)[2]	20	14	11	7	3	56	0.16
(+) Colonial Distribution Recovery	--	25[3]	13	6	3	47[3]	0.13
(+) Additional PLA Revenue (Onshore Crude)[4]	18	14	12	7	4	55	0.17
(+) Hurricane Impact Risking (GoM)	8	8	8	8	8	40	0.18
(+) Mars Second Cavern Renewal (GoM)	--	--	--	11	11	22	0.17
(+) Dover Development (GoM)	--	--	1	8	9	18	0.15
(+) Fort Sumter Development (GoM)	--	--	1	7	9	18	0.15
(+) Lockport Tank Expansion Risking[5]	--	--	4	4	4	11	0.02
Adj. 4/8/22 Forecast (Sensitivity)	**$657**	**$789**	**$774**	**$822**	**$861**	**$3,903**	**$3.18**
Memo: One-time Distribution of Excess Cash	--	*62*	--	--	--	*62*	*$0.14*

DCF / Unit					
Adj. 4/8/22 Forecast	$1.55	$1.76	$1.66	$1.65	$1.77
Adj. 4/8/22 Forecast (Sensitivity)	$1.67	$2.01	$1.97	$2.09	$2.19
$ Change	*$0.12*	*$0.25*	*$0.31*	*$0.44*	*$0.42*
% Change	*7.5%*	*14.3%*	*18.6%*	*26.8%*	*24.1%*

Note: NYMEX strip pricing as of April 7, 2022.
(1) Represents the impact to SHLX unit price under the PV of Levered FCF valuation when using midpoint of discount rate range.
(2) Includes additional volumes attributed to Shenandoah development, Dover development and Fort Sumter development.
(3) Excludes one-time cash distribution of balance sheet cash in excess of $100mm ($382mm gross, $62mm net to SHLX's 16.125% interest).
(4) Includes additional volumes related to Zydeco volume recovery.
(5) DCF figures exclude $18mm of incremental growth capex; incremental growth capex included in PV of Levered FCF analysis.
Source: SHLX management, Wood Mackenzie, FactSet.

INTREPID | 27

Additional Illustrative Sensitivity Analysis – Consolidated SHLX (1) Aggregate (’22E – ’26E) DCF Present Value of Levered FCF ∆ to ∆ to Sensitivity Analyzed ($mm) Sensitivity Forecast ($/unit) Sensitivity Forecast Shenandoah Development 2024E Dev.:$85 2024E Dev.: $0.65 ($41) ($0.05) One Year Delay 2025E Dev Show impact .: $45to 22 – 26 DCF 2025E Dev.: $0.60 and NPV like on prior page Dover Development 2024E Dev.: $18 2024E Dev.: $0.15 ($9) ($0.04) One Year Delay 2025E Dev.: $9 2025E Dev.: $0.11 Fort Sumter Development 2024E Dev.: $18 2024E Dev.: $0.15 ($10) ($0.04) One Year Delay 2025E Dev.: $9 2025E Dev.: $0.11 Zydeco Volume Recovery 100%: $255 100%: $1.40 ($99) ($0.53) 50%: $156 50%: $0.87 50% Volume Recovery (2) Incremental Revenue Margin 90%: $398 90%: $2.51 ($22) ($0.14) 5% Lower Than Modeled 85%: $377 85%: $2.39 PLA Commodity Pricing NYMEX: $111 NYMEX: $0.33 ($54) ($0.18) (3) NYMEX Strip vs. Consensus Est. Consensus: $57 Consensus: $0.14 (1) Based on PV of Levered FCF valuation methodology; based on midpoint of discount rate range. (2) Reflects cash flow impact from Shenandoah development, Dover development, Fort Sumter development, Mars second cavern renewal and Zydeco volume recovery. 28 (3) Due to lack of research, 2026E consensus estimate reflects 2025E consensus estimate. Source: SHLX management, Wood Mackenzie. Onshore Crude and GoM GoM

V. MARKET TRADING SUMMARY AND PREMIUM ANALYSIS 29

CONFIDENTIAL

SHLX Relative Price Performance

Indexed Price Performance Since January 1st, 2020



April 1, 2020
Eliminates IDRs and GP economic interests and acquires Shell's 79% interest in Mattox Pipeline; issues 160mm new units and $1.2bn convertible preferred for total transaction value of $3.8bn
July 22, 2021
Announces distribution of $0.30 per common unit; represents a 35% decrease from $0.46 per common unit the previous quarter
September 27, 2021
Announces outages and repairs related to Hurricane Ida will affect both net income and cash available for distribution
February 11th, 2022
Shell Midstream receives Shell's initial proposal to purchase remaining outstanding common units for $12.89 per unit
Initial Proposal: $12.89/unit
$20.21
$28
$24
$20
$16
$12
$8
$4
Unit Price ($) | Indexed to SHLX
12,000
9,000
6,000
3,000
--
Volume ('000s)
AMZ: (4%)
Shell ADR: (6%)
Diversified Peers: (10%)
LT&S Peers: (16%)
SHLX: $14.23 (30%)
Jan-20
Mar-20
May-20
Aug-20
Oct-20
Jan-21
Mar-21
Jun-21
Aug-21
Nov-21
Jan-22
Apr-22
Volume
SHLX
Key Event
Diversified Peers(3)
LT&S Peers(4)
Shell ADR
AMZ

Unaffected Trading Metrics[1]

Period	Metric
Current	$12.89
10-Day VWAP	$12.77
20-Day VWAP	$12.83
30-Day VWAP	$12.69
60-Day VWAP	$12.08
52-Week VWAP	$13.05
52-Week High	$16.14
52-Week Low	$10.86

Time Period	SHLX	LT&S Peers	Div. Peers	Shell ADR	AMZ
Since DPU Cut[1]	(5%)	+2%	+9%	+43%	+10%
LTM[1]	+13%	+24%	+29%	+42%	+33%
Since COVID Low[1][2]	+72%	+272%	+177%	+152%	+183%
Since Proposal	+10%	+3%	+9%	+2%	+5%

Note: Market data as of April 7, 2022.
(1) Reflects performance prior to receiving proposal from Shell on 2/11/22.
(2) Trading price performance since SHLX's covid-low of $7.51 on 3/18/20.
(3) Includes ENB, EPD, ET, KMI, MPLX, OKE, PAA and WMB.
(4) Includes DKL, GEL, HEP, MMP, NS, and PBFX.
Source: FactSet, company disclosure.

INTREPID | 30

CONFIDENTIAL

SHLX Trading Analysis Since Proposal

Price Performance and Volume Since Proposal



$14.50
$14.00
$13.50
$13.00
$12.89
$12.50
$12.00
$11.50
Unit Price ($) | Indexed to SHLX
10,000
8,000
6,000
4,000
2,000
--
Volume (000)
AMNA: +12%
SHLX: $14.23
+10%
Diversified:
+9%
LT&S:
+3%
Shell
Proposal:
$12.89
Unaffected 30-Day ADTV: 1,288
2/10/22 (Unaffected)
2/16/22
2/23/22
3/01/22
3/07/22
3/14/22
3/21/22
3/28/22
4/01/22
4/07/22
Volume
LT&S Peers(1)
Diversified Peers(2)
Unaffected 30-Day ADTV
SHLX
Shell Proposal
AMNA

Cumulative Price Performance Since Proposal

Date		SHLX Closing Price	Perf. Since Proposal: SHLX	LT&S	Diversified	AMNA	Relative Perf. Since Proposal: LT&S	Diversified	AMNA
Unaffect.	2/10/22	$12.89							
T+1	2/11/22	$13.68	+6.1%	+2.9%	+2.3%	+2.5%	+3.2%	+3.8%	+3.7%
T+2	2/14/22	$13.63	+5.7%	+1.1%	(0.0%)	+0.3%	+4.6%	+5.8%	+5.4%
T+3	2/15/22	$13.63	+5.7%	+0.3%	(0.4%)	(0.1%)	+5.4%	+6.2%	+5.8%
T+4	2/16/22	$13.65	+5.9%	+0.8%	(0.6%)	+0.1%	+5.1%	+6.5%	+5.8%
T+5	2/17/22	$13.60	+5.5%	(0.8%)	(1.4%)	(0.4%)	+6.3%	+6.9%	+5.9%
T+35	4/1/22	$14.23	+10.4%	(1.2%)	+9.1%	+11.9%	+11.6%	+1.3%	(1.5%)
T+36	4/4/22	$14.22	+10.3%	+0.4%	+9.4%	+12.1%	+10.0%	+0.9%	(1.8%)
T+37	4/5/22	$14.24	+10.5%	+2.5%	+7.9%	+11.0%	+8.0%	+2.6%	(0.5%)
T+38	4/6/22	$14.34	+11.2%	+3.0%	+8.2%	+11.5%	+8.2%	+3.0%	(0.3%)
T+39	4/7/22	$14.23	+10.4%	+2.5%	+8.7%	+11.8%	+7.9%	+1.7%	(1.4%)

Relative Trading Volumes Since Proposal

Date		SHLX: Units (mm)	% of 30d Avg.(3)	LT&S % of 30d Avg.: Peer Average	Relative %	Diversified % of 30d Avg.: Peer Average	Relative %
Unaffect.	2/10/22	2.0	155%	109%	46%	127%	28%
T+1	2/11/22	9.5	734%	160%	574%	138%	596%
T+2	2/14/22	3.8	296%	116%	180%	109%	187%
T+3	2/15/22	2.3	177%	98%	79%	82%	96%
T+4	2/16/22	2.2	168%	111%	57%	79%	89%
T+5	2/17/22	2.8	216%	123%	94%	84%	132%
T+35	4/1/22	0.8	63%	72%	(10%)	64%	(1%)
T+36	4/4/22	1.1	88%	92%	(5%)	64%	23%
T+37	4/5/22	0.9	71%	112%	(41%)	75%	(3%)
T+38	4/6/22	2.1	162%	126%	36%	70%	92%
T+39	4/7/22	0.7	56%	71%	(15%)	77%	(21%)

Note: Market data as of April 7, 2022.
(1) Includes DKL, GEL, HEP, MMP, NS and PBFX.
(2) Includes ENB, EPD, ET, KMI, MPLX, OKE, PAA and WMB.
(3) SHLX 30-day ADTV based on 30 trading days prior to receiving the proposal.
Source: FactSet, company disclosure.

INTREPID | 31

Peer and Index Trading Performance Since Initial Proposal Represents cumulative trading performance since 2/10/22 Select Diversified Peers Select LT&S Peers 12.5% 12.0% 11.8% 11.6% 11.5% 10.4% 10.4% Median (Diversified): 9.6% 8.9% 8.7% 7.7% 5.1% 4.1% 3.7% 2.9% 2.5% 1.2% (1.9%) (5.0%) Note: Market data as of April 7, 2022. 32 Source: FactSet.

Illustrative Market-Adjusted Unit Price and Premiums Analysis Select Peer and Index Performance Implied Market Unaff. Unit Price Through 4/7/22 Adj. SHLX Market-adjusted SHLX Unit Price at Illustrative Premiums (2/10/22) Benchmark Trading Perf. Unit Price 10% 15% 20% AMNA Index +11.8% $14.41 $15.86 $16.58 $17.30 Prem. to Unaffected SHLX Unit Price 23.0% 28.6% 34.2% (1) $12.89 Median of Diversified Peers +9.6% $14.13 $15.55 $16.25 $16.96 Prem. to Unaffected SHLX Unit Price 20.6% 26.1% 31.6% (2) Median of LT&S Peers +3.3% $13.32 $14.65 $15.31 $15.98 Prem. to Unaffected SHLX Unit Price 13.6% 18.8% 24.0% Note: Market data as of April 7, 2022. (1) Includes ENB, EPD, ET, KMI, MPLX, OKE, PAA and WMB. (2) Includes DKL, GEL, HEP, MMP, NS and PBFX. 33 Source: FactSet.

Comparison of the Initial Proposal to Precedent Transactions Premiums Shell Midstream Trading Metrics and Initial Proposal Implied Premium/(Discount) Unaffected T-1 10-Day VWAP 20-Day VWAP 30-Day VWAP 60-Day VWAP 90-Day VWAP 52-Wk High 52-Wk Low Reference $12.89 $12.77 $12.83 $12.69 $12.08 $12.10 $16.14 $10.86 Metric: Initial Proposal Implied Premium/(Discount) vs. All-Cash MLP Buy-In Precedent Transaction Premiums 105% 56% 45% 34% 39% 24% 23% 23% 19% 11% 13% 12% 11% 11% 18% 10% 10% 7% 7% 2% 1% 0% 0% 3% 3% 3% 2% (4%) (10%) (9%) (17%) (20%) Initial Proposal Implied Premium/(Discount) vs. All MLP Buy-In Precedent Transaction Premiums 261% 56% 45% 34% 25% 24% 23% 29% 11% 19% 10% 10% 9% 9% 8% 8% 7% 7% 14% 2% 1% 0% 0% (1%) (3%) 0% (9%) (10%) (4%) 1% (20%) (61%) Precedents (High-Low Range) Precedents (Mean) Precedents (Median) Initial Proposal 34 Source: Company disclosure, Wall Street research, FactSet.

Preliminary Illustrative Valuation Analysis | Adjusted 4/8/22 Forecast (1) Implied Unit Price ($/unit) Methodology Metrics Range Initial Proposal: $12.89 Current Price: $14.23 Unaffected 52-Week Trading Range Market Trading $10.86 $16.14 (Low - High) (2) Wall Street Unit Price Target Range $12.50 $14.00 (Low - High) Research Trading Refer to Trading Comparables Range of Metrics (3) $13.46 $16.05 Valuation Analysis Comparables Precedent Refer to Precedent Transactions Range of Metrics $13.66 $19.33 (3) Valuation Analysis Transactions Precedent Premium to Unaffected Unit 10.0% - 15.0% $14.18 $14.82 Price: $12.89 Premiums Paid Cost of Equity: 12.25% - 7.25% PV of Levered FCF $13.16 $17.13 Terminal Yield: 14.00% - 12.00% Discounted Cash Flow Cost of Equity: 12.25% - 7.25% PV of LP DPU $12.98 $18.08 Terminal Yield: 8.00% - 6.50% $7.00 $10.50 $14.00 $17.50 $21.00 Note: Market data as of April 7, 2022. (1) Based on $2.4bn of net debt, $1.2bn preferred equity and 393.3mm units outstanding as of December 31, 2021. (2) Forward target price. 35 (3) Reflects average low and average high implied unit price. Source: SHLX management, Wall Street research, public disclosure, FactSet, Bloomberg. For Reference Only

Implied Premiums and Valuation Metrics at Various Unit Prices Shell Midstream Precedents ($mm, unless per unit data) Init. Proposal Current 100% Cash $12.89 $14.00 $14.23 $14.50 $15.00 $15.50 $16.00 $16.50 $17.00 (Median) Unit Price Metric Implied Prem./(Disc.) to Current Price (as of 4/7/22) $14.23 (9%) (2%) -- 2% 5% 9% 12% 16% 19% 11% Unaffected Price (as of 2/10/22) $12.89 -- 9% 10% 12% 16% 20% 24% 28% 32% 11% Unaffected 10-day VWAP $12.77 1% 10% 11% 14% 17% 21% 25% 29% 33% 11% Unaffected 20-day VWAP $12.83 0% 9% 11% 13% 17% 21% 25% 29% 32% 10% Unaffected 30-day VWAP $12.69 2% 10% 12% 14% 18% 22% 26% 30% 34% 12% Unaffected 60-day VWAP $12.08 7% 16% 18% 20% 24% 28% 33% 37% 41% 13% Unaffected 90-day VWAP $12.10 7% 16% 18% 20% 24% 28% 32% 36% 41% 10% Unaffected 52-week VWAP $13.06 (1%) 7% 9% 11% 15% 19% 23% 26% 30% -- Unaffected 52-week High $16.14 (20%) (13%) (12%) (10%) (7%) (4%) (1%) 2% 5% (10%) Unaffected 52-week Low $10.86 19% 29% 31% 34% 38% 43% 47% 52% 57% 39% Unit Ownership Units Shell 269.5 $3,473 $3,772 $3,834 $3,907 $4,042 $4,177 $4,311 $4,446 $4,581 Unaffiliated Public 123.8 $1,596 $1,734 $1,762 $1,796 $1,857 $1,919 $1,981 $2,043 $2,105 (x) Total Units 393.3 (1) $5,070 $5,506 $5,597 $5,703 $5,899 $6,096 $6,293 $6,489 $6,686 Total Equity Value (+) Debt and Capitalized Leases $2,718 (+) Preferred Equity 1,200 (-) Cash (361) Total Enterprise Value $8,627 $9,063 $9,154 $9,260 $9,456 $9,653 $9,850 $10,046 $10,243 Multiple & Yield Analysis Peer Range (2) Metric Median (3) 2022E LP DCF Yield $660 13.0% 12.0% 11.8% 11.6% 11.2% 10.8% 10.5% 10.2% 9.9% 13.1% / 11.4% (3) 2023E LP DCF Yield $713 14.1% 12.9% 12.7% 12.5% 12.1% 11.7% 11.3% 11.0% 10.7% 17.3% / 11.9% LQA Dist. / Div. Yield $1.20 9.3% 8.6% 8.4% 8.3% 8.0% 7.7% 7.5% 7.3% 7.1% 8.2% / 6.1% Debt/'21A Cons. Asset EBITDA $720 3.8x + Equity Distributions Note: Market data as of April 7, 2022. SHLX metrics are net of non-controlling interest include: ENB, EPD, ET, KMI, MPLX, OKE, PAA and WMB. and reflect the Adj. 4/8/22 forecast. (3) Adjusted to reflect normalized Colonial distribution policy ($76mm, equal to 2026 (1) Assumes no value ascribed to the GP. levels). 36 (2) Reflects LT&S Peer Median / Large-Cap Diversified Peer Median. LT&S Peers Source: Company disclosure, Wall Street research, FactSet. include: DKL, GEL, HEP, MMP, NS and PBFX. Large-Cap Diversified Peers

VI. APPENDIX 37

TAB A: SENSITIVITY FORECAST DETAIL 38

Preliminary Illustrative Valuation Comparison | Preferred Conversion The below table compares the change in implied unit price when assuming a preferred conversion in the Adj. 4/8/22 Forecast Implied Adj. 4/8/22 Forecast (1) Unit Price Midpoint Preferred Preferred ∆ vs. Metrics Range Outstanding Conversion Adj. 4/8/22 Forecast Trading Range of Refer to Trading Comparables $14.76 $14.27 ($0.48) (2) Comparables Metrics Valuation Analysis Precedent Range of Refer to Precedent Transactions $16.49 $16.09 ($0.41) (2) Transactions Metrics Valuation Analysis PV of Cost of Equity: 12.25% - 7.25% Levered $14.94 $14.18 ($0.75) Terminal Yield: 14.00% - 12.00% FCF Discounted (3) Cash Flow PV of LP Cost of Equity: 12.25% - 7.25% $15.20 $15.20 $-- DPU Terminal Yield: 8.00% - 6.50% Note: Market data as of April 7, 2022. (1) Based on $2.4bn of net debt, $1.2bn preferred equity and 393.3mm units outstanding as of December 31, 2021. (2) Trading comparables and precedent transaction metrics reflects average of average low and average high implied unit price. 39 (3) Discounted cash flow metrics reflect midpoint of ranges. Source: SHLX management, Wall Street research, public disclosure, FactSet, Wood Mackenzie, Bloomberg.

SHLX Forecast Reconciliation Detail | Consolidated Asset EBITDA + Equity Distributions ($mm, unless otherwise noted) 2022E 2023E 2024E 2025E 2026E Total 3/9/22 Forecast $716 $800 $786 $783 $827 $3,912 (+) IFP Adj. -- -- -- -- -- -- Adj. 3/9/22 Forecast $716 $800 $786 $783 $827 $3,912 (+) Zydeco - Alliance Refinery Closure (8) (13) (12) (12) (12) (57) (+) Explorer - Tariff Escalations 7798 9 40 (+) Colonial - Latest Estimates 17 4 -- -- -- 21 1 Represents “Selected Key (+) Odyssey - Re-Route Project Revenue Surcharge 1 -- 5 4 2 1 12 Changes Since Business Plan” (+) RGP - Convent Refinery Closure -- -- -- -- (4) (4) (Not in March 9, 2022 Presented Financials) (+) RGP - Lowering Pipeline Project Opex (4) -- -- -- -- (4) (1) (+) Rounding 1 1 -- (2) 1 1 2 2 Uplift from incremental (+) Zydeco - Recontracting Uplift 16 13 -- -- -- 29 re-contracting 4/8/22 Forecast $745 $817 $787 $779 $822 $3,950 (+) IFP Adj. -- -- -- -- -- -- Adj. 4/8/22 Forecast $745 $817 $787 $779 $822 $3,950 40 (1) Per the reconciliation provided by SHLX management, asset-level DCF buildup does not reconcile to annual totals due to rounding. Source: SHLX management.

CONFIDENTIAL

Selected Gulf of Mexico Project Detail – Shenandoah

Commentary

- FID project operated by Beacon Offshore (31%) with partners Navitas Petroleum (49%) and HEQ Deepwater (20%)
  - Beacon offshore: private company backed by Blackstone
  - Navitas Petroleum: public company traded on Tel Aviv exchange (TLV: NVPT)
  - HEQ Deepwater: private partnership between Houston Energy and Quantum Energy Partners
- On August 25, 2021, Beacon and Navitas agreed to farm down 20% of their WI to HEQ Deepwater and simultaneously FID the project
- Transocean was awarded a contract to begin drilling in 2022
- **SHLX management model assumes no production**

Oil Production Profile (MBbl/d) – Per Wood Mackenzie



100
90
80
70
60
50
40
30
20
10
0
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
2041
2042
2043

Project Specifications – Per Wood Mackenzie

Timeline	• Discovery: Feb. 2009 • FID: Aug. 2021 • First Production: 2024 • Peak Oil: 2025 (94 MBbl/d)
Partners	• Navitas Petroleum – 49% • Beacon Offshore* – 31% • HEQ Deepwater – 20%
2P Reserves	• 378 MMBoe • 84% Oil
Project Economics	• $3.0bn • Pre-tax PV-10: $4.3bn • Pre-tax IRR: 48% • Breakeven (PV-10): $22/Bbl • Pre-tax Payback: 5.2 years
Midstream	• Oil: SEKCO (GEL) • Gas: Discovery (WMB/DPM)
Development Plan	• 7 wells and 5 late-life side tracks – Initial 4 wells 2022-2023 – Side tracks drilled between 2033-2036

Source: Wood Mackenzie.
** Denotes operator.*

INTREPID | 41

Selected Gulf of Mexico Project Detail – Dover Commentary Project Specifications – Per Wood Mackenzie § Pre-FID project operated by Shell (100%) • Discovery: May 2018 § Unlikely Dover can economically justify a standalone facility Timeline • First Production: 2024 – To be developed as a subsea tie-back to Shell’s Appomatox facility § Prior to 1986, BP and Shell each owned 50%; BP was operator • Shell* – 100% Partners § Shell was awarded the remaining 50% in 1986 and became operator § Suspension of production (SOP) extension has been granted with an expiration of 31 March 2022 • 101 MMBoe § Wood Mackenzie forecasts first production in 2024 2P Reserves • 91% Oil § SHLX management model assumes no production Oil Production Profile (MBbl/d) – Per Wood Mackenzie • $1.1bn • PV-10: $0.7bn 100 Project Economics • IRR: 25% 90 • Post Tax Payback: 5.7 years 80 70 60 • Oil and gas to be transported to 50 Midstream Appomatox facility 40 30 20 10 • Assumes capital investment from 2022 Development Plan 0 through 2024 42 Source: Wood Mackenzie. * Denotes operator. 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041

Selected Gulf of Mexico Project Detail – Fort Sumter Commentary Project Specifications – Per Wood Mackenzie § Pre-FID project operated by Shell (100%) • Discovery: Jul. 2016 Timeline § Shell's fifth technical discovery in the Jurassic • First Production: 2024 § If deemed commercial, expected to be developed as a subsea tie- back to Shell’s Appomatox facility • Shell* – 100% Partners – BP-operated Na Kika facility is also in the vicinity and could be a potential host § Wood Mackenzie forecasts first production in 2024 • 124 MMBoe 2P Reserves • 90% Oil § SHLX management model assumes no production Oil Production Profile (MBbl/d) – Per Wood Mackenzie • $1.3bn • Pre-tax PV-10: $1.8bn 100 Project Economics • Pre-tax IRR: 38% 90 • Pre-tax Payback: 5.7 years 80 70 60 • Oil and gas to be transported to 50 Midstream Appomatox facility 40 30 20 10 • Assumes capital investment from 2022 Development Plan 0 through 2025 43 Source: Wood Mackenzie. * Denotes operator. 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042

TAB B: DISTRIBUTION DISCOUNT MODEL SENSITIVITY 44

CONFIDENTIAL

Distribution Discount Model | Adj. 4/8/22 Forecast

Distributions based on targeting a 1.10x distribution coverage ratio (assumes no forecasted distribution cuts)

($mm, unless otherwise noted)	2022E	2023E	2024E	2025E	2026E	Terminal
	Projected Forecast Period					
Total Distributable Cash Flow	$611	$691	$653	$648	$694	
(/) Average Units Outstanding (mm)	393.3	393.3	393.3	393.3	393.3	
DCF / Unit ("DCFPU")	$1.55	$1.76	$1.66	$1.65	$1.77	
LP Distribution / Unit ("DPU")	**$1.41**	**$1.60**	**$1.60**	**$1.60**	**$1.60**	**$1.60**
Memo: Implied Coverage	*1.10x*	*1.10x*	*1.04x*	*1.03x*	*1.10x*	
Discounted LP DPU (9.75% Ke)	$1.35	$1.39	$1.27	$1.15	$1.06	

Present Value of LP DPU (9.75% Ke)	**$6.22**
Terminal LP DPU	$1.60
(/) Terminal Yield	7.3%
Terminal Value (Undiscounted)	$22.14
Present Value of Terminal Value (9.75% Ke)	**$13.91**
Memo: % of Total	*69.1%*
Implied Unit Price	**$20.12**

Sensitivity Analysis

Cost of Equity	PV of DPU	PV of Terminal Value					Implied Unit Price				
		Terminal DPU Yield									
		8.00%	7.63%	7.25%	6.88%	6.50%	8.00%	7.63%	7.25%	6.88%	6.50%
12.25%	$5.90	$11.26	$11.81	$12.43	$13.10	$13.86	$17.16	$17.71	$18.32	$19.00	$19.76
11.00%	6.05	11.91	12.49	13.14	13.86	14.66	17.96	18.55	19.19	19.91	20.71
9.75%	6.22	12.60	13.22	13.91	14.66	15.51	18.82	19.44	20.12	20.88	21.73
8.50%	6.39	13.35	14.00	14.73	15.53	16.42	19.73	20.39	21.11	21.92	22.81
7.25%	6.57	14.14	14.84	15.60	16.45	17.40	20.71	21.40	22.17	23.02	23.97

Note: Discounted cash flow analysis based on quarterly distributions discounted to January 1, 2022.
Source: SHLX management.

INTREPID | 45

CONFIDENTIAL

Distribution Discount Model | Adj. 4/8/22 Forecast

Distributions based on targeting a 1.25x distribution coverage ratio (assumes no forecasted distribution cuts)

($mm, unless otherwise noted)	Projected Forecast Period 2022E	2023E	2024E	2025E	2026E	Terminal
Total Distributable Cash Flow	$611	$691	$653	$648	$694	
(/) Average Units Outstanding (mm)	393.3	393.3	393.3	393.3	393.3	
DCF / Unit ("DCFPU")	$1.55	$1.76	$1.66	$1.65	$1.77	
LP Distribution / Unit ("DPU")	**$1.24**	**$1.40**	**$1.40**	**$1.40**	**$1.41**	**$1.41**
Memo: Implied Coverage	*1.25x*	*1.25x*	*1.18x*	*1.17x*	*1.25x*	
Discounted LP DPU (9.75% Ke)	$1.19	$1.22	$1.11	$1.02	$0.93	

Present Value of LP DPU (9.75% Ke)	**$5.47**
Terminal LP DPU	$1.41
(/) Terminal Yield	7.3%
Terminal Value (Undiscounted)	$19.48
Present Value of Terminal Value (9.75% Ke)	**$12.24**
Memo: % of Total	*69.1%*
Implied Unit Price	**$17.71**

Sensitivity Analysis

Cost of Equity	PV of DPU	PV of Terminal Value — Terminal DPU Yield 8.00%	7.63%	7.25%	6.88%	6.50%	Implied Unit Price — Terminal DPU Yield 8.00%	7.63%	7.25%	6.88%	6.50%
12.25%	$5.19	$9.91	$10.40	$10.93	$11.53	$12.20	$15.10	$15.59	$16.12	$16.72	$17.39
11.00%	5.33	10.48	11.00	11.56	12.20	12.90	15.81	16.32	16.89	17.52	18.23
9.75%	5.47	11.09	11.64	12.24	12.91	13.65	16.56	17.11	17.71	18.37	19.12
8.50%	5.62	11.74	12.32	12.96	13.67	14.45	17.36	17.94	18.58	19.29	20.07
7.25%	5.78	12.44	13.06	13.73	14.48	15.32	18.22	18.83	19.51	20.26	21.09

Note: Discounted cash flow analysis based on quarterly distributions discounted to January 1, 2022.
Source: SHLX management.

INTREPID | 46

CONFIDENTIAL

Distribution Discount Model | Adj. 4/8/22 Forecast

Distributions based on targeting a 1.50x distribution coverage ratio (assumes no forecasted distribution cuts)

	Projected Forecast Period					
($mm, unless otherwise noted)	2022E	2023E	2024E	2025E	2026E	Terminal
Total Distributable Cash Flow	$611	$691	$653	$648	$694	
(/) Average Units Outstanding (mm)	393.3	393.3	393.3	393.3	393.3	
DCF / Unit ("DCFPU")	$1.55	$1.76	$1.66	$1.65	$1.77	
LP Distribution / Unit ("DPU")	**$1.04**	**$1.17**	**$1.17**	**$1.17**	**$1.18**	**$1.18**
Memo: Implied Coverage	*1.50x*	*1.50x*	*1.42x*	*1.41x*	*1.50x*	
Discounted LP DPU (9.75% Ke)	$0.99	$1.02	$0.93	$0.85	$0.77	

Present Value of LP DPU (9.75% Ke)	**$4.56**
Terminal LP DPU	$1.18
(/) Terminal Yield	7.3%
Terminal Value (Undiscounted)	$16.23
Present Value of Terminal Value (9.75% Ke)	**$10.20**
Memo: % of Total	*69.1%*
Implied Unit Price	**$14.76**

Sensitivity Analysis

	PV of DPU	PV of Terminal Value					Implied Unit Price				
		Terminal DPU Yield									
Cost of Equity		8.00%	7.63%	7.25%	6.88%	6.50%	8.00%	7.63%	7.25%	6.88%	6.50%
12.25%	$4.32	$8.26	$8.66	$9.11	$9.61	$10.16	$12.58	$12.99	$13.44	$13.93	$14.49
11.00%	4.44	8.73	9.16	9.64	10.16	10.75	13.17	13.60	14.08	14.60	15.19
9.75%	4.56	9.24	9.70	10.20	10.75	11.37	13.80	14.25	14.76	15.31	15.93
8.50%	4.68	9.79	10.27	10.80	11.39	12.04	14.47	14.95	15.48	16.07	16.73
7.25%	4.81	10.37	10.88	11.44	12.07	12.76	15.18	15.69	16.26	16.88	17.58

Note: Discounted cash flow analysis based on quarterly distributions discounted to January 1, 2022.
Source: SHLX management.

INTREPID | 47

TAB C: SUPPLEMENTARY ANALYSIS 48

Illustrative Buy-In Analysis – 100% Equity Consideration Unaffected Exchange Ratio (SHLX / Shell ADR) Unaffected 2/10/22 SHLX $12.89 (÷) Shell ADR $54.52 Implied Exchange Ratio 0.2364x Current Implied Value Proposition to SHLX Unitholders Current 4/7/22 Shell ADR $55.42 (x) Unaff. Exchange Ratio 0.2364x Implied Value to SHLX Unitholder $13.10 (÷) Current SHLX Price $14.23 Premium / Discount (7.9%) 49 Note: Market data as of April 7, 2022. Source: SHLX management, FactSet.

CONFIDENTIAL

SHLX Financial Forecast Detail | Adjusted 4/8/22 Forecast

($ in millions, except per unit data)	2022E	2023E	2024E	2025E	2026E	'22E - '26E CAGR
Offshore GoM EBITDA + Equity Distributions	450	493	462	446	485	2%
Onshore Crude EBITDA + Equity Distributions	100	76	60	58	63	(11%)
Refined Products EBITDA + Equity Distributions	177	218	237	249	250	9%
Other EBITDA + Equity Distributions	46	57	56	59	58	6%
Asset Level EBITDA + Equity Distributions	**$773**	**$844**	**$815**	**$812**	**$856**	**3%**
(-) Corporate Adjustments	(28)	(27)	(28)	(33)	(34)	
Consolidated Asset EBITDA + Equity Distributions	**$745**	**$817**	**$787**	**$779**	**$822**	**2%**
(-) Maintenance Capex	(31)	(17)	(25)	(21)	(21)	
(-) Interest Expense	(55)	(61)	(61)	(62)	(59)	
(-) Preferred Distributions	(48)	(48)	(48)	(48)	(48)	
Total Distributable Cash Flow	**$611**	**$691**	**$653**	**$648**	**$694**	**3%**
(-) Growth CapEx	(23)	(26)	(28)	(25)	(36)	
Free Cash Flow	**$588**	**$665**	**$625**	**$623**	**$658**	**3%**
(-) Distributions	(472)	(472)	(472)	(472)	(472)	
Free Cash Flow (After Distributions)	**$116**	**$193**	**$153**	**$151**	**$186**	**13%**
Units Outstanding						
Total Units Outstanding (mm)	**393.3**	**393.3**	**393.3**	**393.3**	**393.3**	
DCF / Unit	$1.55	$1.76	$1.66	$1.65	$1.77	3%
Distribution per Common Unit	$1.20	$1.20	$1.20	$1.20	$1.20	--%
YoY Distribution Growth	*(12%)*	*--%*	*--%*	*--%*	*--%*	
Coverage	*1.3x*	*1.5x*	*1.4x*	*1.4x*	*1.5x*	
Balance Sheet Summary						
Cash	$327	$520	$672	$824	$1,010	
Debt	2,568	2,568	2,568	2,568	2,568	
Preferred Equity	1,200	1,200	1,200	1,200	1,200	
Debt / LTM Consolidated Asset EBITDA + Equity Distributions	3.4x	3.1x	3.3x	3.3x	3.1x	
Debt + Pref. / LTM Consolidated Asset EBITDA + Equity Distributions	5.1x	4.6x	4.8x	4.8x	4.6x	

Source: SHLX management.

INTREPID | 50

CONFIDENTIAL

Select All-Cash Parent-MLP Buy-In Transactions

Includes all-cash transactions with limited partner targets

					Initial Premium to:(1)		Final Premium to:								Bump Summary		
Unaff. Date	Acquirer	Target	Stub Equity Value ($bn)	Buyer % Owned	1-Day	30-Day VWAP	1-Day	10-Day VWAP	20-Day VWAP	30-Day VWAP	60-Day VWAP	90-Day VWAP	52-Wk High	52-Wk Low	No. of Bumps	Cum. Increase(2)	Publicly Announced
8/27/19	Blackstone	Tallgrass Energy	$3.5	44%	36%	7%	56%	45%	34%	23%	13%	8%	(12%)	56%	2	15%	✓
10/17/18	Valero Energy	Valero Energy Partners	1.0	68%	11%	7%	7%	7%	10%	12%	11%	10%	(12%)	26%	2	6%	
7/9/18	ArcLight	TransMontaigne Partners	0.5	20%	5%	1%	14%	11%	9%	9%	8%	10%	(14%)	18%	3	8%	✓
6/1/18	OCI	OCI Partners	0.1	88%	10%	10%	15%	13%	14%	15%	18%	22%	11%	65%	1	5%	✓
5/18/17	Energy Transfer Partners	PennTex Midstream Partners	0.3	32%	20%	20%	20%	21%	21%	20%	23%	24%	11%	39%	--	0%	✓
4/3/17	World Point Terminals Inc.	World Point Terminals LP	0.2	74%	3%	0%	6%	7%	6%	3%	3%	3%	(2%)	20%	2	3%	✓
3/2/17	VTTI B.V. (IFM/Vitol & Buckeye)	VTTI Energy Partners	0.5	48%	2%	3%	6%	5%	6%	7%	14%	13%	(8%)	25%	3	4%	✓
1/26/17	Enbridge	Midcoast Energy Partners	0.2	53%	0%	(13%)	(9%)	(4%)	2%	5%	11%	6%	(17%)	105%	5	28%	
9/23/16	Columbia Pipeline Group	Columbia Pipeline Partners(3)	0.9	47%	3%	9%	11%	14%	16%	17%	16%	15%	(10%)	51%	2	8%	✓
All Transactions Summary Statistics (9 Transactions)																	
75th Percentile			**$0.9**	**68%**	**11%**	**9%**	**15%**	**14%**	**16%**	**17%**	**16%**	**15%**	**(2%)**	**56%**	**3**	**8%**	
Mean			**$0.8**	**53%**	**10%**	**5%**	**14%**	**13%**	**13%**	**12%**	**13%**	**12%**	**(6%)**	**45%**	**2**	**8%**	
Median			**$0.5**	**48%**	**5%**	**7%**	**11%**	**11%**	**10%**	**12%**	**13%**	**10%**	**(10%)**	**39%**	**2**	**6%**	
25th Percentile			**$0.2**	**44%**	**3%**	**1%**	**6%**	**7%**	**6%**	**7%**	**11%**	**8%**	**(12%)**	**25%**	**2**	**4%**	
Shell / Shell Midstream Initial Proposal																	
2/10/22	**Shell**	**Shell Midstream**	**$1.6**	**69%**	**--**	**2%**	**--**	**1%**	**0%**	**2%**	**7%**	**7%**	**(20%)**	**19%**	**--**	**--**	✓

Premium referenced in transaction announcement

Note: Excludes non-limited partnership/LLC transactions or transactions with non-US targets; includes Tallgrass Energy (1099 issuer). Represents premium quoted in press release announcing the transaction, or in the proxy (if the former is unavailable).

(1) For deals without a public announcement of the initial proposal, represents premium/(discount) to the prior day's closing price.

(2) Represents increase in the offer price from the initial proposal.

(3) Announced transaction at 20% premium to the 30-day average closing price.

Source: FactSet, public disclosure.

INTREPID 51

Select All-Equity Parent-MLP Buy-In Transactions Includes all-equity transactions with limited partner targets (1) Initial Premium to: Final Exchange Ratio Premium to: Bump Summary Unaff. Stub Equity Buyer % 30-Day 10-Day 20-Day 30-Day 60-Day 90-Day 52-Wk 52-Wk No. of Cum. Publicly (2) Date Acquirer Target Value ($bn) Owned 1-Day VWAP 1-Day VWAP VWAP VWAP VWAP VWAP High Low Bumps Increase Announced 10/25/21 Phillips 66 Phillips 66 Partners $3.4 70% 0% 13% 7% 4% 2% 0% (1%) 1% (10%) 60% 5 26% (3) 8/4/21 BP BP Midstream Partners 0.7 54% 0% (7%) 11% 3% 1% 3% 5% 7% (12%) 30% 3 11%ü Noble Midstream (5) 2/4/21 Chevron Corp. 0.4 62% 0% 7% (1%) 2% 3% 6% 14% 14% (31%) 261% 1 (1%)ü (4) Partners CONSOL Coal 10/22/20 CONSOL Energy 0.0 61% 1% (9%) 3% 3% 2% 6% 2% 3% (55%) 43% 4 11% Resources (6) 10/2/20 TC Energy Corporation TC PipeLines 1.7 24% 5% 4% 14% 17% 16% 12% 7% (0%) (16%) 24% 3 8%ü (7) 7/24/20 CNX Resources CNX Midstream 0.4 51% 5% 15% 34% 25% 24% 16% 25% 9% (61%) 58% 4 15% EQM Midstream 2/25/20 Equitrans Midstream 1.8 54% (3%) 2% 0% 1% 3% 3% 6% 7% (2%) 17% 2 5% Partners Western Gas Equity 11/7/18 Western Gas Partners 5.9 30% 6% 5% 8% 8% 8% 8% 7% 7% 3% 26% 2 2% Partners EnLink Midstream 10/19/18 EnLink Midstream 4.9 22% (4%) (1%) 1% 2% 3% 4% 6% 9% (0%) 32% 2 5% Partners Dominion Energy (8) 9/18/18 Dominion Energy 0.9 61% 0% 7% 1% 4% 6% 8% 10% 12% (44%) 29% 1 1%ü Midstream Partners 8/1/18 Energy Transfer Equity Energy Transfer Partners 26.9 2% 5% 8% 11% 12% 13% 14% 15% 13% 7% 38% 3 7% Enbridge Energy 5/16/18 Enbridge 3.5 33% 0% (2%) 9% 14% 7% 6% 1% (3%) (25%) 19% 6 9%ü Partners 5/16/18 Enbridge Spectra Energy Partners 3.3 83% 0% (6%) 10% 11% 3% 3% (1%) (2%) (11%) 14% 4 10%ü 3/15/18 Williams Williams Partners 10.5 74% 0% 3% 14% 15% 14% 13% 13% 14% 7% 20% 3 8% 2/7/18 Tallgrass Energy GP Tallgrass Energy Partners 2.3 35% 1% 7% 10% 9% 9% 10% 8% 9% (2%) 18% 3 5% 12/29/17 Archrock Archrock Partners 0.6 41% 15% 14% 23% 22% 23% 22% 24% 24% (7%) 27% 2 6% All Transactions Summary Statistics (16 Transactions) 75th Percentile $3.8 61% 5% 7% 12% 14% 13% 12% 14% 12% (1%) 39% 4 10% Mean $4.2 47% 2% 4% 10% 10% 9% 8% 9% 8% (16%) 45% 3 8% Median $2.0 52% 0% 5% 9% 8% 6% 7% 7% 8% (10%) 28% 3 7% 25th Percentile $0.7 32% 0% (1%) 2% 3% 3% 4% 4% 3% (26%) 19% 2 5% Premium referenced in transaction announcement 1 Note: Excludes non-limited partnership/LLC transactions or transactions with non-US targets. Represents ratio metric; the final exchange ratio of 0.1393x is a slight discount to the exchange ratio implied by premium quoted in press release announcing the transaction, or in the proxy (if the former is unavailable). the relative equity prices at the time of the initial proposal. (1) For deals without a public announcement of the initial proposal, represents premium/(discount) to the (6) Proxy quotes a 19.5% premium to the initial offer unit price on October 2, 2020 based on the exchange ratio for the prior day’s close. exchange ratio implied unit price as of December 14, 2020. (2) Represents increase in the exchange ratio from the initial proposal. (7) Premium metrics are adjusted to reflect increased distribution prior to transaction close. Press release (3) Disclosure quotes a 16.2% premium, which represents the BPMP unit price implied by the 0.575x quotes a 15% premium to the 30-day average exchange ratio. exchange ratio and the BP ADR price as of December 17, 2021 relative to the unaffected BPMP unit (8) Proxy discloses exchange ratio premiums of 16.0% and 8.8%, which represent premium to second price as of August 4, 2021. quarter earnings and average exchange ratio from July 19, 2018 to September 19, 2018, respectively. 52 (4) Proxy quotes an increase of 14.4% from the initial proposal based on March 4, 2021 closing prices. Source: FactSet, public disclosure. (5) CVX’s initial proposal was based on a fixed value ($12.47/unit) and did not include an exchange

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